Exhibit 11


                Statement Regarding Computation of Per Share Loss


Weighted average shares:

                                                  Years Ended December 31,
                                            ------------------------------------
                                              1995          1994         1993
Primary:
Common stock                                14,935,468   10,129,283    8,955,292
Warrants and stock options                        --           --           --
                                            ----------   ----------    ---------
Weighted average common and common
equivalent shares outstanding               14,935,468   10,129,283    8,955,292
                                            ----------   ----------    ---------

equivalent shares outstanding

Fully Diluted:
-------------
Common stock                                14,935,468   10,129,283    8,955,292
Warrants and stock options                        --           --           --
                                            ----------   ----------    ---------
Weighted average common and common
equivalent shares outstanding               14,935,468   10,129,283    8,955,292
                                            ----------   ----------    ---------



Fully diluted earnings per share are not presented on the face of the Consolidated Statement of Operations since they are not materially different than primary earnings per share.